Exhibit 1A-1

Exhibit 1 – Managing Broker Dealer Agreement

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Tuscan Senior Living Communities, Inc.

189 S. Orange Ave., Suite 1650

Orland, Florida 32801

June __, 2019

Sutter Securities Clearing, LLC

6 Venture, Suite 265

Irvine, CA 92618

Re:	Amended and Restated Managing Broker-Dealer Agreement

Ladies and Gentlemen:

Tuscan Senior Living Communities, Inc., a Florida corporation (the “Company”), is offering for sale up to $50,000,000 (the “Maximum Offering Amount”) of Series A Preferred Shares (each a “Security,” and collectively, the “Securities”) for a public offering price of $1,000.00 per Security (the “Offering”), pursuant to an exemption from registration pursuant to: (i) Tier II of Regulation A (“Regulation A+”) promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and (ii) applicable blue sky exemptions. The Company desires to appoint Sutter Securities Clearing, LLC, a California limited liability company (“Sutter”), as managing broker-dealer for the Offering (the “Managing Broker-Dealer”) on the terms and conditions described herein. The Managing Broker-Dealer shall have the right to enter into Participating Dealer Agreements substantially in the form attached to this Managing Broker-Dealer Agreement (this “Agreement”) as “Exhibit A” (a “Participating Dealer Agreement”) with other members of the Financial Industry Regulatory Authority (“FINRA”) acceptable to the Company to sell the Securities (each broker-dealer entering into a Participating Dealer Agreement being referred to herein as a “Dealer” and said broker-dealers being collectively referred to herein as the “Dealers”). The Company shall have the right to approve any material modifications or addendums to the form of the Participating Dealer Agreement. The indemnities, representations and warranties to the Company in Section 3 herein shall be required of each Dealer entering into a Participating Dealer Agreement and becoming a Dealer. The Company shall have the right to approve any material modification. This Amended and Restated Managing Broker-Dealer Agreement (this “Agreement”) supersedes, amends and restates in its entirety that certain Managing Broker-Dealer Agreement dated as of April 15, 2019 between the Company and the Managing Broker-Dealer. Terms not defined herein shall have the same meaning as in the Form 1-A prepared by the Company for use in connection with the Offering, as it may be amended from time to time in the future by the Company. In connection with the Offering, the Company hereby agrees with the Managing Broker-Dealer, as follows:

1.         Representations and Warranties of the Company

The Company represents and warrants to the Managing Broker-Dealer and each Dealer with whom the Managing Broker-Dealer enters into a Participating Dealer Agreement that:

1.1         An offering statement with respect to the Securities has been prepared by the Company in accordance with the requirements the Securities Act, Regulation A+ promulgated thereunder and any other rules and regulations (as applicable) of the SEC (the “Rules and Regulations”) applicable to the Offering and sale of the Securities.

1.2         The Company has been duly organized and is validly existing as a corporation under the laws of the State of Florida, and has, and at all times during the Offering will have, the power and authority to conduct its business as described in the Form 1-A. The Company can conduct its business, as described in the Form 1-A, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company (a “Material Adverse Effect”).

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1.3         The Form 1-A will comply with the Securities Act and the Rules and Regulations, and the Form 1-A and any and all authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”) when used in conjunction with the Form 1-A, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Form 1-A or Authorized Sales Materials as are primarily within the knowledge of the Managing Broker-Dealer, or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Managing Broker-Dealer or the Company, or (b) furnished by the Managing Broker-Dealer in writing to the Company specifically for inclusion therein.

1.4         The Company intends to use the funds received from the sale of the Securities as set forth in the Form 1-A.

1.5         No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Securities, except such as have been or are to be obtained under the Securities Act, or where the failure to obtain such consent, approval, authorization or other order of any governmental authority would not have a Material Adverse Effect.

1.6         Unless otherwise described in the Form 1-A, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would be reasonably expected to have a Material Adverse Effect.

1.7         There are no contracts or other documents required by the Securities Act or the Rules and Regulations to be described in or incorporated by reference into the Form 1-A which have not been accurately described in all material respects in the Form 1-A or incorporated or filed as required.

1.8         The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any operating agreement or any other document, or, to the Company’s knowledge, under any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except (i) to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws, and (ii) for such conflicts or defaults that would not reasonably be expected to have a Material Adverse Effect.

1.9         The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.10       Since the respective dates as of which information is given in the Form 1-A and solely through the closing of the Offering, there has not been any Material Adverse Effect, except as set forth in or contemplated in the Form 1-A, (a) there has not been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever other than in the ordinary course of business and (b) the Company has not incurred and will not incur any material liabilities or obligations, direct or contingent.

1.11       Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company's outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of any federal or state securities laws.

1.12       The issuance and sale of the Securities have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement and the Form 1-A, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Securities will not be subject to personal liability by reason of being such holders. The Securities, when issued, will conform to the description thereof set forth in the final Form 1-A in all material respects.

1.13       The financial statements and the related notes included in the Form 1-A present fairly, in all material respects, the financial condition of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Form 1-A. There are no off-balance sheet arrangements that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

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1.14       Grennan Fender Hess & Poparad, LLP (the “Accountants”), who have reported on the financial statements and schedules described in Section 1.13, are registered independent public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Form 1-A comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.

1.15       Since the date of the most recent financial statements of the Company included or incorporated by reference in the most recent Form 1-A and prior to Closing, other than as described in the final Form 1-A (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a Material Adverse Effect and (B) neither the Company nor any subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Form 1-A.

1.16       On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

1.17       Neither the Company nor its subsidiaries, nor any director, officer, agent or employee of either the Company or any subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

1.18       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

1.19       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

1.20       The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal Managing Broker-Dealer” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not blank check company and is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

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2.          Covenants of the Company

The Company covenants and agrees with the Managing Broker-Dealer that:

2.1         It will furnish the Managing Broker-Dealer, at no expense to the Managing Broker-Dealer, with such number of printed copies of the Form 1-A, including all amendments thereto, and all other relevant documents related to the Offering, as the Managing Broker-Dealer may reasonably request.

2.2         It will prepare and file with the appropriate regulatory authorities, as may be required, by law or regulation, at no expense to the Managing Broker-Dealer, the Authorized Sales Materials; provided, however that all filings of any kind with FINRA, including filings under FINRA Rules, shall be the sole responsibility of the Managing Broker-Dealer; provided, further, that the Company shall pay all filing fees associated with any such FINRA filings. In addition, it will furnish the Managing Broker-Dealer, at no expense to the Managing Broker-Dealer, with such number of printed copies of Authorized Sales Materials as the Managing Broker-Dealer may reasonably request.

2.3         It will not use any Form 1-A or sales materials for the Offering which have not been approved by the Managing Broker-Dealer prior to use, and shall make such modifications, amendments or supplements to the Form 1-A and Authorized Sales Materials as reasonably requested by the Managing Broker-Dealer to eliminate any materially inaccurate or misleading statement contained therein, but no failure to make any objection or to request any modification, amendment or supplement shall constitute any representation by the Managing Broker-Dealer regarding the accuracy or completeness of the Form 1-A or Authorized Sales Materials prepared by the Company. If at any time when an Form 1-A is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Managing Broker-Dealer, the Form 1-A or Authorized Sales Materials would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Managing Broker-Dealer thereof (unless the information shall have been received from the Managing Broker-Dealer) and will affect the preparation of an amended or supplemental Form 1-A and Authorized Sales Materials which will correct such statement or omission and file such amended or supplemental Form 1-A and Authorized Sales Materials as required under federal law.

2.4         Neither the Company nor any of its affiliates shall make any written or oral representations or statements to investors that contradict or are inconsistent with the statements made in the Form 1-A or the Authorized Sales Material, as then amended or supplemented.

2.5         The Company will, as long as any Securities placed by the Managing Broker-Dealer or any Dealer remain held by investors purchasing them in the Offering, furnish directly to the Managing Broker-Dealer one (1) copy of each report furnished to investors in the Securities at the time such report is furnished to the investors.

2.6         The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities to facilitate the sale or resale of any of the Securities.

2.7         Each of the representations and warranties contained in this Agreement are true and correct and the Company will comply with each covenant and agreement contained in this Agreement.

3.           Agreements and Representations of Managing Broker-Dealer

3.1         The Company hereby appoints the Managing Broker-Dealer as its agent and principal distributor for the purpose of selling the Securities for cash, on a “minimum/maximum, best efforts” basis, either alone or through one or more Dealers. The Managing Broker-Dealer may also sell Securities for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Form 1-A. The Managing Broker-Dealer hereby accepts such agency and distributorship and agrees to use its commercially reasonable efforts to sell the Securities on said terms and conditions. Under no circumstances will the Managing Broker-Dealer be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Managing Broker-Dealer represents to the Company that it is a member of FINRA, that it and its employees and representatives have all required licenses and registrations to act under this Agreement, and that each shall remain a member or duly licensed, as the case may be, during the Offering.

3.2         It is understood that no sale of the Securities shall be regarded as effective unless and until accepted by the Company and that the Company reserves the right, in its sole discretion, to reject any subscription for Securities (a “Subscription Agreement”) in whole or in part. The Securities will be offered during a period commencing on the date that the Offering is qualified by the SEC, and continuing until the earliest of: (i) the date specified in the Form 1-A as the date of the termination of the Offering (the “Outside Date”), or (ii) a determination by the Company’s board of directors to terminate the Offering (the “Offering Termination Date”). If subscriptions for at least $500,000.00 in Securities (the “Minimum Offering Amount”) have not been received and accepted by the Company by the date specified in the Form 1-A for termination of the Offering if the Minimum Offering Amount is not reached (the “Minimum Termination Date”), none of the Securities will be sold and all funds tendered for the purchase of the Securities will be refunded in full to cash subscribers without deductions or charges.

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3.3         The Company, the Managing Broker Dealer and Securities Transfer Corporation (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Form 1-A (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the investors (the “Escrow Account”). Prior to the Closing Date (defined below), (i) the Managing Broker Dealer will provide specific wire instructions for the Escrow Account to the investors, and each investor will promptly transfer an amount equal to no less than the Minimum Investment Amount as specified in the Form 1-A to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the Escrow Agent will notify the Company and the Managing Broker Dealer in writing whether the Escrow Account is fully funded in the amount equal to at least the Minimum Offering Amount (the “Requisite Funds”). If the Escrow Agent shall have received all of the Requisite Funds by 1:00 p.m., New York City time, on the Minimum Termination Date, or at such other time on such other date as may be agreed upon by the Company and the Managing Broker Dealer (such date is hereinafter referred to as the “Initial Closing Date”), the Escrow Agent will release the Requisite Funds less applicable escrow expenses from the Escrow Account for collection by the Company and the Managing Broker Dealer as provided in the Escrow Agreement and the Company shall deliver the Securities to the investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”), if available. The initial closing (the “Initial Closing”) shall take place at the office of the Company or at such other place as may be mutually agreed to by the Company and the Managing Broker Dealer. All actions taken at the Closing shall be deemed to have occurred simultaneously. If the Requisite Funds have not been received immediately prior to the Initial Closing Date, the offering will not proceed and the Escrow Agent will promptly return all funds deposited by investors to such investors without interest. If at the time of the Initial Closing the Maximum Offering Amount has not been fully funded, then additional closings (the Initial Closing and each additional Closing being a “Closing” and, collectively, the “Closings”) may occur in accordance with the Escrow Agreement until the earlier of the date that the Maximum Offering Amount has been fully funded or the Outside Date. As specified above, the Company and the Managing Broker-Dealer have agreed to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by investors for the purchase of Securities.

3.4         The Managing Broker-Dealer and the Dealers shall commence the offering of the Securities in jurisdictions in which the Securities are qualified for sale or in which such offering is otherwise permitted. The Managing Broker-Dealer and the Dealers will suspend or terminate offering of the Securities upon request of the Company at any time and will resume offering the Securities upon subsequent request of the Company. Subject to the Company’s compliance with its obligations hereunder, the Managing Broker-Dealer will comply with all applicable federal securities laws, including the Securities Act, Exchange Act, and the applicable rules and regulations of FINRA (the “FINRA Rules”).

3.5         The Managing Broker-Dealer represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Form 1-A or the Authorized Sales Material in connection with offers or sales or the Securities.

3.6         The Managing Broker-Dealer is a duly organized and validly existing limited liability company under the laws of the State of California.

3.7         No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Managing Broker-Dealer of this Agreement, except such as may be required under the Securities Act.

3.8         There are no actions, suits or proceedings pending or to the knowledge of the Managing Broker-Dealer, threatened against the Managing Broker-Dealer at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Managing Broker-Dealer or the ability of the Managing Broker-Dealer to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Form 1-A.

3.9         The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Managing Broker-Dealer will not conflict with or constitute a default under any operating agreement or other similar agreement to the Managing Broker-Dealer’s knowledge, under any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Managing Broker-Dealer, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

3.10       The Managing Broker-Dealer has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

3.11       Except for Participating Dealer Agreements, no agreement will be made by the Managing Broker-Dealer with any person permitting the resale, repurchase or distribution of any Securities purchased by such person.

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3.12       Neither the Managing Broker-Dealer, nor any Dealer, nor any managing member of the Managing Broker- Dealer, or any Dealer, nor any director or executive officer of the Managing Broker-Dealer or any Dealer or other officer of the Managing Broker-Dealer, or any Dealer participating in the Offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Managing Broker-Dealer, or any Dealer, or any other person being compensated by or through the Managing Broker-Dealer, or any Dealer for the solicitation of investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

3.13       If and to the extent that the Managing Broker-Dealer directly places any of the Securities sold to investors in the Offering, the Managing Broker-Dealer shall be deemed to have made the representations, warranties and covenants of a Dealer as contained in the Participating-Dealer Agreement as if it had entered into a Participating Dealer Agreement, as a Dealer, with the Company.

3.14       The Managing Broker-Dealer is and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in any state where offers are made by the Managing Broker-Dealer. The Managing Broker-Dealer will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state law and FINRA. The Managing Broker-Dealer has all required licenses and permits.

3.15       The Managing Broker-Dealer has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of the Securities.

4.           Compensation and Expenses. As compensation for services rendered by the Managing Broker-Dealer under this Agreement, the Managing Broker-Dealer will be entitled to receive from the Company:

4.1         A non-refundable due diligence fee of $25,000 (“Due Diligence Fee”) payable in two equal installments of $12,500, the first of which shall be due upon the execution of this agreement, and the second of which shall be due and payable within five business days of completion of the initial platform due diligence work. The Due Diligence Fee will include all due diligence work in connection with Sutter Securities Clearing, LLC or its affiliates under this agreement, and shall further include all due diligence work for the first two properties (or entities) (“Acquisitions”) to be acquired by the Company. The third and subsequent Acquisitions’ Due Diligence Fee will be at a rate of $7,500 per property (or entity) thereafter.

4.2         Underwriters’ counsel fees as incurred, not to exceed $35,000.

4.3         With respect to total gross proceeds of Securities sold in the Offering (“Total Sales”) of up to $20,000,000:

•              A Managing Broker-Dealer fee equal to 1.5% of the Total Sales sold by the Company or its affiliates, sold by the Managing Broker-Dealer or sold by affiliated or unaffiliated Dealers under Participating Dealer Agreements in good standing;

•              A selling commission equal to 7.5% of Total Sales, that will be re-allowed and fully paid in its entirety to Dealers without deduction, setoff, or arbitrage for such Dealers’ payment of commissions to FINRA registered representatives on sales of the Offering; provided, however, that the Managing Broker-Dealer shall be entitled to retain any selling commissions with regard to Securities the Managing Broker-Dealer directly places to investors in the Offering;

•              Subject to the Company’s prior approval on a case by case basis, which may be withheld at the Company’s sole discretion, a marketing support fee equal to 1.0% of the Total Sales will be re-allowed and fully paid in its entirety to Dealers without deduction, setoff, or arbitrage for such Dealers’ marketing of the Offering by FINRA registered representatives.

4.4         With respect to Total Sales in excess of $20,000,000:

•              A Managing Broker-Dealer fee equal to 0.75% of the Total Sales sold by the Company or its affiliates, sold by the Managing Broker-Dealer or sold by affiliated or unaffiliated Dealers under Participating Dealer Agreements in good standing;

•              A selling commission equal to 7.25% of Total Sales, that will be re-allowed and fully paid in its entirety to Dealers without deduction, setoff, or arbitrage for such Dealers’ payment of commissions to FINRA registered representatives on sales of the Offering; provided, however, that the Managing Broker-Dealer shall be entitled to retain any selling commissions with regard to Securities the Managing Broker-Dealer directly places to investors in the Offering; and

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•              Subject to the Company’s prior approval on a case by case basis, which may be withheld at the Company’s sole discretion, a marketing support fee equal to 1.0% of the Total Sales will be re-allowed and fully paid in its entirety to Dealers without deduction, setoff, or arbitrage for such Dealers’ marketing of the Offering by FINRA registered representatives.

The Company also agrees to reimburse Sutter, promptly when invoiced, for all other pre-approved out-of-pocket expenses. Upon the earlier of the termination of this Agreement or a Closing, the Company agrees to pay promptly in any unreimbursed expenses that have accrued as of such date. In accordance with FINRA Rule 5110(f)(2)(D)(i), the Managing Broker-Dealer hereby agrees that, in the event the Initial Closing does not occur, the Managing Broker-Dealer shall not receive any compensation hereunder other than the reimbursement of out-of-pocket, accountable bona fide expenses actually incurred by the Managing Broker-Dealer, a Dealer, or any of their respective associated persons.

5.         Conditions of the Obligations of the Managing Broker-Dealer. The obligations of the Managing Broker-Dealer hereunder are subject to the following conditions, which are to be satisfied at the Initial Closing and each subsequent Closing, unless otherwise specified below:

5.1         (A) No stop order suspending the Form 1-A shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the SEC), (b) no order suspending the exemption of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the SEC), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the SEC) shall have been complied with to the satisfaction of the staff of the SEC or such authorities and (d) after the date hereof no amendment or supplement to the Form 1-A shall have been used unless a copy thereof was first submitted to the Managing Broker-Dealer and the Managing Broker-Dealer did not object thereto in good faith, and the Managing Broker-Dealer shall have received certificates of the Company, dated each Closing Date and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

5.2         Since the respective dates as of which information is given in the Form 1-A, (a) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Form 1-A and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any court or legislative or other governmental action, order or decree, which is not set forth in the Form 1-A, if in the reasonable judgment of the Managing Broker-Dealer any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities to investors.

5.3         Since the respective dates as of which information is given in the Form 1-A, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Managing Broker-Dealer, would reasonably be expected to have a Material Adverse Effect.

5.4         Each of the representations and warranties of the Company contained herein shall be true and correct at each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

5.5         The Managing Broker-Dealer shall have received an opinion letter, dated the Closing Date of the Initial Closing, from Pino Nicholson PLLC, as counsel to the Company, in form reasonably satisfactory to the Managing Broker-Dealer. There shall be no obligation to deliver an opinion letter in respect of subsequent Closings.

5.6         The Company shall have furnished or caused to be furnished to the Managing Broker-Dealer such certificates, in addition to those specifically mentioned herein, as the Managing Broker-Dealer may have reasonably requested as to the accuracy and completeness on each Closing Date of any statement in the Form 1-A or the Authorized Sales Materials, as to the accuracy on the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Managing Broker-Dealer.

5.7         The Company shall have furnished or caused to be furnished to the Managing Broker-Dealer on the Initial Closing Date satisfactory evidence of the good standing of the Company and the subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Managing Broker-Dealer may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. If requested by Managing Broker-Dealer, an officer of the Company will certify the continued existence and good standing of the Company and its subsidiaries on or prior to each subsequent Closing Date; provided, however that the Company shall have no obligation to procure certificates from any governmental authority relative to good standing or existence on any Closing Date other than the Initial Closing Date.

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5.8         FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

6.            Indemnification.

The Company agrees to indemnify Sutter as set forth in Exhibit B annexed hereto and made a part hereof.

7.           Applicable Law; Venue and Dispute Resolution.

7.1         This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of California. The Company, the Managing Broker-Dealer and each Dealer hereby agree that venue for any action brought in connection with this Managing Broker-Dealer Agreement shall lie exclusively in the state and federal courts residing in Orange County, CA.

7.2         Arbitration.

(a)         Agreement to Arbitrate. Except as provided in Section 7.2(c), any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or to the transactions contemplated hereby, including any claim based on contract, tort or statute, shall be adjudicated at the request of either party by arbitration conducted in Orange County, CA, or such other location upon which the parties may agree, before a single arbitrator, selected in accordance with Section 7.2(b) and in accordance with the Arbitration Rules of FINRA and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction of the parties. Any controversy concerning whether a dispute is an arbitrable dispute shall be determined by the arbitrator. The designation of situs or specifically governing law for this Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it is applicable.

(b)         Selection of Arbitrator. The sole arbitrator shall be selected in accordance with the procedures of FINRA.

(c)         Aid to Arbitration. Either party hereto may request a court of competent jurisdiction residing in to render assistance in the arbitration as is permitted by the Arbitration Rules of FINRA or to grant provisional injunctive relief to either party solely for the purpose of maintaining the status quo until the arbitrator can render an award on the matter at hand or in question and such award can be confirmed by a court having jurisdiction thereof.

8.         Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

9.         Successors and Amendment

9.1         This Agreement shall inure to the benefit of and be binding upon the Managing Broker-Dealer and the Company and their respective successors, and to the benefit of the Dealers as applicable. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

9.2         This Agreement may be amended solely by the written agreement of the Managing Broker-Dealer and the Company.

10.         Term

This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 30 days’ prior written notice.

In any case, this Agreement shall expire at the close of business on the Offering Termination Date. In addition, the Managing Broker-Dealer, upon the expiration or termination of this Agreement, shall (1) promptly deposit any and all funds in its possession which were received from investors for the sale of Securities into such account as the Company may designate; and (2) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Managing Broker-Dealer, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Managing Broker-Dealer shall use its commercially reasonable efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Managing Broker-Dealer all commissions and expense reimbursements to which the Managing Broker-Dealer is or becomes entitled under Section 4 at such time as such commissions and expense reimbursements become payable.

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11.         Notice

Any notice in this Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transmission. Notice deposited in the United States mail shall be deemed given three (3) business days after mailing. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Company:

Laurence Pino, CEO

Tuscan Senior Living Communities, Inc.

189 S. Orange Ave., Suite 1650

Orlando, Florida 32801

Telephone: 407-206-6577

Email: LJP@TuscanGardens.com

To the Managing Broker-Dealer:

Keith Moore, CEO

Sutter Securities Clearing, LLC

6 Venture, Suite 265

Irvine, CA 92618

Telephone: 929-295-1580

Email: keith@boustead1828.com

12.         Severability

In the event that any court of competent jurisdiction declares any provision of this Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

13.         Survivability

Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Company, including the indemnity agreements contained in Section 6, shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Company and/or any controlling person, and shall survive the sale of, and payment for, the Securities.

14.         No Waiver

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

15.         Recovery of Costs

If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

16.         Assignment

This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

17.         Counterparts.

This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument.

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18.         Entire Agreement.

This Agreement constitutes the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

19.         Confirmation

The Company agrees to confirm all orders for purchase of Securities that are accepted by the Company and provide such confirmation to the Managing Broker-Dealer and the Dealers. To the extent practicable and permitted by law, all such confirmations may be provided electronically.

20.         Privacy Act

To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the Managing Broker-Dealer hereby agrees to the confidentiality and non-disclosure obligations set forth herein.

20.1       “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

20.2       The Managing Broker-Dealer understands and acknowledges that it may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information received by the Managing Broker-Dealer is received with limitations on its use and disclosure. The Managing Broker-Dealer agrees that it is prohibited from using the Customer Information received other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the “use in the ordinary course of business” exception to the Privacy Laws.

20.3       The Managing Broker-Dealer shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in its control which are no less rigorous than those maintained by the Managing Broker-Dealer for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the Managing Broker-Dealer will immediately notify the Company.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Accepted and agreed as of the date first above written.

Tuscan Senior Living Communities, Inc. (The Company)

By: Laurence Pino

Title: CEO

MANAGING BROKER-DEALER

Sutter Securities Clearing, LLC

Keith Moore

CEO

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Exhibit A PARTICIPATING DEALER AGREEMENT

SUTTER SECURITIES CLEARING, LLC

6 Venture, Suite 325

Irvine, California 92618

949.295.1580

PARTICIPATING DEALER AGREEMENT

for Shares in

Tuscan Gardens Senior Living Communities, Inc.

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Ladies and Gentlemen:

The undersigned, Sutter Securities Clearing, LLC, a California limited liability company (the “Managing Broker-Dealer”), has entered into that certain Managing Broker-Dealer Agreement, dated ______________, 2019 (the “MBD Agreement”), by and between itself and Tuscan Gardens Senior Living Communities, Inc., a __________ corporation (the “Company”). The MBD Agreement provides the terms for the sale (the “Offering”) of up to $50,000,000 of shares of Series A Preferred stock (the “Shares”) in the Company, pursuant to which the Managing Broker-Dealer has agreed to use its best efforts to form and manage, as the Managing Broker-Dealer, a group of securities dealers (the “Dealers”) for the purpose of soliciting offers for the purchase of the Shares. The MBD Agreement is attached as Exhibit A. The Assignment is attached as Exhibit B. The Company has prepared and filed an Offering Statement on Form 1-A, File No.: ___________________ (together with all amendments thereto, the “Offering Statement”) with the Securities and Exchange Commission (“SEC”). The date the Offering Statement is qualified by SEC shall be referred to herein as the “Qualification Date.” The Shares will be offered during a period commencing on the Qualification Date, and continuing until the earliest of: (i) the sale of $50,000,000 of Shares, (ii) ____________________, or (iii) a determination by the Company’s board of directors to terminate the Offering (the “Offering Termination Date”); provided, however, that the Company in its sole discretion may terminate the Offering at any time. Terms used but not otherwise defined in this Participating Dealer Agreement (this “Agreement”) have the same meanings as set forth in the MBD Agreement. The Shares will be offered at a price of $1,000.00 per Share.

You are invited to become a Dealer and by your confirmation hereof you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find qualified investors (the “Investors”) for the Shares. By your acceptance of this Agreement, you will become one of the Dealers and will be entitled to and subject to the indemnification and contribution provisions contained in the MBD Agreement, including the provisions of the MBD Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company and the Managing Broker-Dealer for certain actions.

1. Dealer Representations.

1.1 You hereby confirm that you (i) are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) are qualified and duly registered to act as a broker-dealer within all states in which you will sell the Shares, (iii) are a broker-dealer duly registered with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) will maintain all such registrations and qualifications in good standing for the duration of your involvement in the Offering. You agree to immediately notify the Managing Broker-Dealer if you cease to be a member of FINRA in good standing.

1.2 You hereby agree to solicit, as an independent contractor, and not as the Managing Broker-Dealer’s agent, or as an agent of the Company or its affiliates, persons acceptable to the Company to purchase the Shares pursuant to the Subscription Agreement (the “Subscription Agreement”) in the form attached to the Offering Statement and in accordance with the terms of the Offering Statement and to diligently make inquiries as required by this Agreement, the Offering Statement or applicable law with respect to prospective Investors in order to ascertain whether a purchase of the Shares is suitable for the Investor. In accordance with the instructions set forth in the Subscription Agreement, all the Subscription Agreements shall be transmitted to the Managing Broker-Dealer. If you receive any funds from a subscriber with respect to any Subscription Agreement, you shall immediately transmit such funds to the Escrow Account. To the extent received by the Managing Broker-Dealer, the Managing Broker-Dealer will be responsible for the transmittal of such funds for the purchase of Shares to the Escrow Account. The Company and the Managing Broker-Dealer have agreed to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by Investors for the purchase of Shares. The Managing Broker-Dealer and the Company may, however, choose to comply with SEC Rule 15c2-4 by using a a broker-dealer capitalized and authorized to maintain customer accounts (“Clearing BD”), to process subscriptions and conduct Closings. If the Managing Broker-Dealer uses ta Clearing BD, then in lieu of placing Investor funds in the Escrow Account, those funds may be deposited by Investors into their own investment accounts that are cleared by Clearing BD (a “Clearing Investor Account”) where they will stay until a Closing or termination or cancellation of the Offering. At a Closing, the funds in a Clearing Investor Account, minus applicable expenses, will be delivered to the Company. If no Closing occurs or the Offering is cancelled or otherwise terminated, no funds will be provided to the Company from the Clearing Investor Account and the funds will remain in the Clearing Investor Account. Funds held in a Clearing Investor Account shall be added to the Requisite Amount and counted toward the achievement of the Minimum Offering Amount. No Subscription Agreement shall be effective unless and until accepted by the Company, it being understood that the Company may accept or reject any Investor in its sole discretion and that the Company may terminate the Offering at any time for any reason.

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1.3 You understand that the offering of Shares is made on an “minimum/maximum, best-efforts” basis, as described in the Offering Circular. You further understand and agree that your compensation under this Agreement for the sale of Shares is conditioned upon the sale of at least $500,000 in Shares before the Minimum Offering Termination Date, and the Company’s acceptance of sales by you, and that the failure to sell at least $500,000 in Shares or the failure to accept a purchase for Shares shall relieve the Managing Broker-Dealer or any other party of any obligation to pay you for any services rendered by you in connection with the sale of Shares under this Agreement or otherwise.

1.4 You agree that before participating in the Offering, you will have reasonable grounds to believe, based on information made available to you by the Managing Broker-Dealer and/or the Company through the Offering Circular, that all material facts are adequately and accurately disclosed in the Offering Circular and provide a basis for evaluating the Company and the Shares.

1.5 You agree not to execute any transaction in which an Investor invests in the Shares in a discretionary account without prior written approval of the transaction by the Investor and the Managing Broker-Dealer.

1.6 You agree to comply in all respects with the purchase procedures and plan of distribution set forth in the Offering Circular. Further, you agree that although you may receive due diligence regarding the Offering from the Company in electronic form, you will not distribute to any prospective Investor or any other person any such due diligence material.

1.7 All subscriptions solicited by you will be strictly subject to confirmation by the Managing Broker-Dealer and acceptance thereof by the Company. The Managing Broker-Dealer and the Company reserve the right in their absolute discretion to reject any such subscription and to accept or reject subscriptions in the order of their receipt by the Company, as appropriate or otherwise. Neither you nor any other person is authorized to, and neither you nor any of your employees, agents or representatives shall give any information or make any representation other than those contained in the Offering Circular or in any supplemental sales literature furnished by the Managing Broker-Dealer or the Company for use in making solicitations in connection with the offer and sale of the Shares.

1.8 Upon authorization by the Managing Broker-Dealer, you may offer the Shares at the Offering price set forth in the Offering Circular, subject to the terms and conditions thereof.

1.9 The Company or the Managing Broker-Dealer will provide you with such number of copies of the Offering Circular as you may reasonably request. You will be solely responsible for correctly placing orders of such materials, and will reimburse the Managing Broker-Dealer for any costs incurred in connection with unreasonable or mistaken orders. The Managing Broker-Dealer also understands that the Company may provide you with certain supplemental sales material to be used by you in connection with the solicitation of purchases of the Shares. If you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitation or purchase of the Shares unless accompanied or preceded by the Offering Circular, as then currently in effect, and as it may be amended or supplemented in the future.

1.10 The Managing Broker-Dealer shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering. The Managing Broker-Dealer shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it in this Agreement. Nothing contained in this Section is intended to operate as, and the provisions of this Section shall not constitute a waiver by you, of compliance with any provision of the Securities Act, the Exchange Act, other applicable federal law, applicable state law or of the rules and regulations thereunder.

1.11 For the sale of Shares, you will instruct all Investors to make their checks payable to “________________, as Escrow Agent for Tuscan Gardens Senior Living Communities, Inc.” or to deposit funds in their ClearingInvestor Account. If you receive a check that does not conform with the foregoing instructions, you shall return such check directly to such subscriber not later than the end of the next business day following its receipt.

1.12 You will limit the offering of the Shares to persons whom you have reasonable grounds to believe, and in fact believe, meet the financial suitability and other Investor requirements set forth in the Offering Statement.

1.13 After the Offering Statement has been filed with the SEC but prior to the Qualification Date, you are required to provide each prospective Investor with a copy of the Preliminary Offering Circular and any exhibits and appendices thereto (which are contained in the Offering Statement). After the Qualification Date, you are required to provide each prospective Investor with a copy of the final Offering Circular and any exhibits and appendices thereto. If a prospective Investor receives the Preliminary Offering Circular, then you will be required to deliver to the Investor the final Offering Circular at least 48 hours before such Investor will be permitted to acquire Shares. If an Investor purchases Shares within 90 calendar days of the Qualification Date, you will deliver to the Investor, no later than two business days following the completion of such sale, a copy of the final Offering Circular and all exhibits and appendices thereto either by (i) electronic delivery of the final Offering Circular or the uniform resource locator (the “URL”) to where the final Offering Circular may be accessed on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), or (ii) mailing the final Offering Circular and all exhibits and appendices thereto to the Investor at the address indicated in the Subscription Agreement.

1.14 During the course of the Offering, you will advise each prospective Investor at the time of the initial offering to him or her that the Company and/or its agents and consultants will, during the course of the Offering and prior to any sale, accord said Investor and his or her purchaser representative, if any, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Company or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Offering Statement.

1.15 You will immediately bring to the attention of the Company and the Managing Broker-Dealer any circumstance or fact which causes you to believe the Offering Statement, or any other literature distributed pursuant to the Offering, or any information supplied to prospective Investors in their purchase materials, may be inaccurate or misleading.

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1.16 You agree that in recommending to an Investor the purchase or sale of the Shares, you shall have reasonable grounds to believe, on the basis of information obtained from the prospective Investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by you, that:

1.16.1 The prospective Investor is an accredited investor or is otherwise not investing more than such Investor’s maximum investment as set forth in the Offering Statement and the acquisition of Shares is otherwise a suitable investment for such Investor as may be required by all applicable laws, rules and regulations;

1.16.2 The prospective Investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Offering Statement;

1.16.3 The prospective Investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares, including, but not limited to, the total loss of the investment, lack of liquidity and other risks described in the Offering Statement; and

1.16.4 An investment in the Shares is otherwise suitable for the prospective Investor.

1.17 You agree to keep records in compliance with the requirements imposed by (i) federal and state securities laws and the rules and regulations thereunder and (ii) the applicable rules of FINRA. You agree to retain in your records and make available to the Managing Broker-Dealer and to the Company, for a period of at least 6 years following the Offering Termination Date, information establishing that (i) each person who purchases the Shares pursuant to a Subscription Agreement solicited by you is within the permitted class of Investors under the requirements of the jurisdiction in which such Investor is a resident, (ii) each person met the suitability requirements set forth in the Offering Statement and the Subscription Agreement and (iii) each person is suitable for such investment and the basis on which such suitability determination was made. You also agree to make your records regarding suitability available to representatives of the SEC and FINRA and applicable state securities administrators upon the Managing Broker-Dealer’s request.

1.18 You agree that upon request by the Managing Broker-Dealer, you will furnish a complete list of all persons who have been offered the Shares (including the corresponding number of the Offering Statement delivered to such persons) and such persons’ place of residence.

1.19 You agree that before executing a purchase transaction in the Shares, you will inform the prospective Investor and his or her purchaser representative, if any, of all pertinent facts relating to the liquidity and marketability of the Shares, as appropriate, during the term of the investment.

1.20 You hereby undertake and agree to comply with all obligations applicable to you as set forth in FINRA rules, including, but not limited to, any new suitability and filing requirements.

1.21 You agree not to rely upon the efforts of the Managing Broker-Dealer in (i) performing due diligence related to the Company (including its members, managers, officers, directors, employees, and Affiliates), the Shares, or the suitability thereof for any Investors and (ii) determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal law, state law and/or FINRA. You further agree that you are solely responsible for performing adequate due diligence, and you agree to perform adequate due diligence as required by federal law, state law, and/or FINRA.

1.22 You will refrain from making any representations to any prospective Investor other than those contained in the Offering Statement, and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Offering Statement or factual summaries and sales brochures of the Offering prepared by the Company and distributed by the Managing Broker-Dealer.

1.23 You will refrain from distributing any material to prospective Investors that is marked “Financial Advisor Use Only” or “Broker-Dealer Use Only,” or any other due diligence material related to the Offering received by you.

1.24 Neither you nor any of your managing members, directors, or executive officers, or any of your officers participating in the offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. None of your registered representatives or any other person being compensated by or through you for the solicitation of investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

1.25 You acknowledge that this Offering is being made in reliance on Regulation A promulgated under the Securities Act and that the Company is relying on a certification from you that a potential Investor meets with the suitability requirements set forth in the Offering Statement.

1.26 You will provide the Managing Broker-Dealer with such information relating to the offer and sale of the Shares by you as the Managing Broker-Dealer may from time to time reasonably request.

2. Compensation. Subject to certain conditions, and in consideration of your services hereunder, the Managing Broker-Dealer will pay you sales commissions and marketing allowances as follows:

2.1 You will receive a selling commission in an amount up to 7.5% of the purchase price of the Shares sold by you until gross proceeds of the Offering reach $20,000,000, and at such time the selling commission will be reduced to an amount up to 7.25% of the purchase price of Shares sold by you. The foregoing notwithstanding, this amount will be reduced to the extent the Managing Broker-Dealer negotiates a lower commission rate with you, in which event the commission rate will be the lower agreed upon rate (the above being referred to as the “Commissions”).

2.2 You may, at the sole discretion of the Issuer, receive a non-accountable marketing and due diligence allowance of up to 1% of the purchase price of the Shares sold by you (the “Allowances”).

2.3 Payment of the Commissions and the Allowances shall be subject to the following conditions:

(a) No Commissions or Allowances will be payable with respect to any Subscription Agreements that are rejected by the Company or the Managing Broker-Dealer, or if the Company terminates the Offering for any reason whatsoever.

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(b) No Commissions or Allowances will be payable unless and until release to the Company of funds from the Escrow Account or the Clearing Investor Account, as applicable with which, in the aggregate, there is to be deposited the Minimum Offering Amount of $500,000.

(c) No Commissions or Allowances will be payable to you with respect to any sale of the Shares by you unless and until such time as the Company has received the total proceeds of any such sale from the Escrow Account and/or the Folio Investment Accounts and the Managing Broker-Dealer has received the aggregate amount of sales commission to which it is entitled.

2.4 All other expenses incurred by you in the performance of your obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at your sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

2.5 Once Commissions or Allowances become payable, they will be paid on the first and fifteenth of each month. You agree that, in the event any Commissions or Allowances have been paid to the Managing Broker-Dealer pursuant to the terms of the Managing Broker-Dealer Agreement, you will look solely to the Managing Broker-Dealer for payment of any Commissions or Allowances.

2.6 In the event that a purchase is revoked or rescinded, the Dealer will be obligated to return to the Managing Broker-Dealer any Commissions or Allowances previously paid to the Dealer in connection with such purchase.

3. Solicitation.

3.1 In soliciting persons to acquire the Shares, you agree to comply with any applicable requirements of the Securities Act, the Exchange Act, applicable state securities laws, the published rules and regulations thereunder and FINRA rules and, in particular, you agree that you will not give any information or make any representations other than those contained in the Offering Statement and in any supplemental sales literature furnished to you by the Managing Broker-Dealer or the Company for use in making such solicitations.

3.2 You will conduct all solicitation and sales efforts in conformity with Regulation A promulgated under the Securities Act, and exemptions available under applicable state law and conduct reasonable investigation to ensure that all prospective Investors are not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable enabling legislation or other Executive Orders in respect thereof (such lists are collectively referred to as “Lists”) or (ii) owned or controlled by, nor act for or on behalf of, any person or entity on the Lists.

3.3 You agree to promptly provide to the Managing Broker-Dealer copies of any written or otherwise documented complaints from customers received by you relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by you).

4. Offer and Sale Activities. It is understood that under no circumstances will you engage in any activities hereunder in any state other than those for which permission has been granted by the Managing Broker-Dealer to you, as evidenced by written acknowledgement by the Managing Broker-Dealer that such state has been cleared for offer and sale activity. It is further understood that you shall notify the Company of Subscription Agreements you receive within 2 business days of receipt so that the Company may make any required federal or state law filings.

5. Relationship of Parties. Nothing contained herein shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Managing Broker-Dealer or the Company. The Managing Broker-Dealer shall be under no liability to make any payment to you except out of the funds received pursuant to the terms of the Managing Broker-Dealer Agreement as hereinabove provided, and the Managing Broker-Dealer shall not be under any liability for, or in respect of the value or validity of the Subscription Agreement, the Shares or the performance by anyone of any agreement on its part, or for, or in respect of any matter connected with this Agreement, except for lack of good faith by the Managing Broker-Dealer, and for obligations expressly assumed by the Managing Broker-Dealer in this Agreement.

6. Indemnification and Contribution. You hereby agree and acknowledge that you shall be entitled to the rights, and be subject to the obligations and liabilities, of the indemnification and contribution provisions contained in the MBD Agreement, including without limitation, the provisions by which the Dealers shall severally agree to indemnify and hold harmless the Company and the Managing Broker-Dealer and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants.

7. Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

7.1 Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

7.2 Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

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7.3 Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

7.4 Survivability. The provisions of Section 6 and this Section 7 shall survive the termination of this Agreement.

8. Survival of Representations and Warranties. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement and in the applicable provisions of the MBD Agreement shall be deemed to be representations, warranties and agreements at and through the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Dealers, including the indemnity and contribution agreements contained in Section 5 of the MBD Agreement shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Dealers and/or any controlling person, and shall survive the sale of, and payment for, the Shares and the termination of this Agreement.

9. Termination. The Dealer will suspend or terminate the Offering upon request of the Company or the Managing Broker-Dealer at any time and will resume the Offering upon the subsequent request of the Company or the Managing Broker-Dealer. This Agreement may be terminated by the Managing Broker-Dealer or a Dealer at any time upon 5 days’ written notice to the other party. If this Agreement is terminated the Dealer is still obligated to fulfill its delivery requirements pursuant to Section 1.13.

10. Managing Broker-Dealer Obligations.

10.1 Notifications. The Managing Broker-Dealer shall provide prompt written notice to the Dealers of any material changes to the Offering Statement that in its judgment could materially and adversely affect a Dealer with respect to this Offering.

10.2 Records. The Managing Broker-Dealer shall retain in its records and make available to the Dealers, for a period of at least 6 years following the Offering Termination Date, any communications and information with respect to a prospective Investor that has otherwise not been provided to a Dealer.

10.3 FINRA Rule 5110. The Managing Broker-Dealer has submitted to FINRA (or will submit no later than one business day after filing with or submitting to the SEC or any state securities commission or other regulatory authority) a copy of the documents to be filed pursuant to FINRA Rule 5110(b)(5) and the information specified in FINRA Rule 5110(b)(6); provided, however, any documents that are filed with the SEC through the SEC’s EDGAR System that are referenced in FINRA’s electronic filing system shall be treated as filed with FINRA (the “FINRA Filing”). No sales of Shares shall commence unless such documents and information have been filed with and reviewed by FINRA and FINRA has provided an opinion that it has no objections to the proposed underwriting and other terms and arrangements.

10.4 Confirmation. The Managing Broker-Dealer hereby acknowledges that it has assumed the duty to confirm on behalf of the Dealers all orders for purchases of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent that the Managing Broker-Dealer is advised of such laws in writing by the Dealer.

11. Governing Law. This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of California without regard to conflict of law provisions. The Managing Broker-Dealer and the Dealer agree that any dispute concerning this Agreement shall be resolved exclusively through binding arbitration before FINRA pursuant to its arbitration rules. Arbitration will be venued in Los Angeles, California (the “Agreed Forum”). Each of the Managing Broker-Dealer and the Dealer agree that the Agreed Forum is not an “inconvenient forum” for proceedings hereunder, and each hereby agree to the personal jurisdiction of the Agreed Forum and that service of process by mail to the address for such party as set forth in this Agreement (or such other address as a party hereto shall notify the other in writing) constitute full and valid service for such proceedings.

12. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

13. Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

14. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

15. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, (i) if sent to the Managing Broker-Dealer, shall be mailed or delivered to Boustead Securities, LLC, 6 Venture, Suite 325, Irvine, California 92618, (ii) if sent to the Company, shall be mailed or delivered to __________________________, or (iii) if sent to you, shall be mailed or delivered to you at your address set forth below. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

16. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Section 5 of the MBD Agreement, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

17. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.

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18. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

19. Entire Agreement. This Agreement, along with the applicable provisions of the MBD Agreement, constitute the entire understanding between the parties hereto and supersede any prior understandings or written or oral agreements between them respecting the subject matter hereof.

20. Anti-Money Laundering Compliance Programs. Each Dealer’s acceptance of this Agreement constitutes a representation to the Managing Broker-Dealer that the Dealer has established and implemented an anti-money laundering (“AML”) compliance program (“AML Program”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act, the Bank Secrecy Act, as amended, and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Shares. In addition, the Dealer represents that it has established and implemented a program (“OFAC Program”) for compliance with OFAC and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Managing Broker-Dealer at any time, the Dealer hereby agrees to (i) furnish a copy of its AML Program and OFAC Program to the Managing Broker-Dealer for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of the FINRA rules the Investors who purchase Shares through the Dealer are “Customers” of the Dealer and not the Managing Broker-Dealer. Nonetheless, to the extent that the Managing Broker-Dealer deems it prudent, the Dealer shall cooperate with the Managing Broker-Dealer’s auditing and monitoring of the Dealer’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s investors introduced to, and serviced by, the Dealer (the “Customers”). Such documentation could include, among other things: (i) copies of Dealer’s AML Program and its OFAC Program; (ii) documents maintained pursuant to the Dealer’s AML Program and its OFAC Program related to the Customers; (iii) any suspicious activity reports filed related to the Customers; (iv) audits and any exception reports related to the Dealer’s AML activities; and (v) any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Managing Broker-Dealer, a potential violation of the Managing Broker-Dealer’s obligations in respect of its AML or OFAC requirements, the Dealer will permit the Managing Broker-Dealer to further inspect relevant books and records related to the Customers (with respect to the Offering) and/or the Dealer’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, the Dealer shall not be required to provide to the Managing Broker-Dealer any documentation that, in the Dealer’s reasonable judgment, would cause the Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The Dealer hereby represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The Dealer hereby agrees, upon request by the Managing Broker-Dealer to (i) provide an annual certification to the Managing Broker-Dealer that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and its OFAC Program and (C) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and (ii) perform and carry out, on behalf of both the Managing Broker-Dealer and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

21. Managing Broker-Dealer Representations. The Managing Broker-Dealer hereby represents and warrants as of the Effective Date to the Dealer that neither the Managing Broker-Dealer nor any of its managing members, directors, or executive officers, or any of its officers participating in the offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. None of the Managing Broker-Dealer’s registered representatives or any other person being compensated by or through the Managing Broker-Dealer for the solicitation of investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

22. Electronic Delivery of Information; Electronic Processing of Subscriptions. Pursuant to the MBD Agreement, the Company has agreed to confirm all orders for the purchase of Shares accepted by the Company. In addition, the Company, the Managing Broker-Dealer and/or third parties engaged by the Company or the Managing Broker-Dealer may, from time to time, provide to the Dealer copies of investor letters, annual reports and other communications provided to the Company investors. The Dealer agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Managing Broker-Dealer, the Dealer and/or their agents or customers may be provided electronically, as a preference but not as a requirement.

With respect to Shares held through custodial accounts, the Dealer agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Managing Broker-Dealer and/or their agents to Company investors may be provided solely to the custodian that is the registered owner of the Shares, rather than to the beneficial owners of the Shares. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Shares.

The Dealer agrees and acknowledges that the Managing Broker-Dealer may, as a preference but not as a requirement, use an electronic platform to process subscriptions, including but not limited to the Depository Trust Company (DTC) model. If an electronic platform is used, the Dealer agrees to cooperate with the processing of subscriptions through such an electronic platform if reasonably practical.

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23. Third Party Beneficiaries. The Company and its affiliates, successors and assigns shall be express third party beneficiaries of Section 1 of this Agreement.

24. Successors and Assigns. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Managing Broker-Dealer and Dealer and their respective successors and permitted assigns.

Please confirm this Agreement to solicit persons to acquire the Shares on the foregoing terms and conditions by signing and returning the form enclosed herewith.

Very truly yours,

Sutter Securities Clearing, LLC

a California limited liability company

By:

Its:

Sutter Securities Clearing, LLC

6 Venture, Suite 325

Irvine, California

Re: Offering of Shares in Tuscan Gardens Senior Living Communities, Inc.

Ladies and Gentlemen:

The undersigned confirms its agreement to act as a Dealer as referred to in the foregoing Soliciting Dealer Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the Financial Industry Regulatory Authority, Inc., and is qualified under federal law and the laws of the states in which sales are to be made by the undersigned to act as a Dealer.

Dated:	, 20
(Print Name of Firm)

By:
(Authorized Representative)

Address:

Taxpayer Identification Number:

Registered as broker-dealer in the following states:

☐ All States

☐ AL	☐ AK	☐ AZ	☐ AR	☐ CA	☐ CO	☐ CT	☐ DE	☐ DC	☐ FL	☐ GA	☐ HI	☐ ID

☐ IL	☐ IN	☐ IA	☐ KS	☐ KY	☐ LA	☐ ME	☐ MD	☐ MA	☐ MI	☐ MN	☐ MS	☐ MO

☐ MT	☐ NE	☐ NV	☐ NH	☐ NJ	☐ NM	☐ NY	☐ NC	☐ ND	☐ OH	☐ OK	☐ OR	☐ PA

☐ RI	☐ SC	☐ SD	☐ TN	☐ TX	☐ UT	☐ VT	☐ VA	☐ WA	☐ WV	☐ WI	☐ WY	☐ PR

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Exhibit B

INDEMNIFICATION

The Company agrees that it shall indemnify and hold harmless, the Managing Broker-Dealer, its members, managers, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party with respect to, caused by, or otherwise arising out of any transaction contemplated by this Agreement or the Managing Broker-Dealer’s performing the services contemplated hereunder; provided, however, the Company will not be liable to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from the Managing Broker-Dealer’s gross negligence or bad faith in performing such services.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company, or its owners, whether an entity or individual, shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and the Managing Broker-Dealer on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Managing Broker-Dealer on the other, but also the relative fault of the Company and the Managing Broker-Dealer; provided, however, in no event shall the aggregate contribution of the Managing Broker-Dealer and/or any Indemnified Party be in excess of the net compensation actually received by the Managing Broker-Dealer and/or such Indemnified Party pursuant to this Agreement.

The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

In the event any Indemnified Party shall incur any expenses covered by this Exhibit B, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of the Managing Broker-Dealer’s engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.

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